yen Elements, Inc.

20511 Abbey Drive

Frankfort, Illinois 60423

Company Direct: (800) 511-5925

Common Shares

2017 Regulation A Tier II

SUBSCRIPTION AGREEMENT

Subject to the terms and conditions of the shares of Common Stock described in the Doyen Elements, Inc. Offering Circular dated July 27, 2017 (the “Offering”), I hereby subscribe to purchase the number of shares of Stock set forth below for a purchase price of $7.00 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to “Doyen Elements, Inc.” evidencing $7.00 for each share of Common Stock Subscribed, subject to a minimum of ONE Common Stock Unit ($7.00).

I understand that my subscription is conditioned upon acceptance by Doyen Elements, Inc. Management and subject to additional conditions described in the Offering Circular. I further understand that Doyen Elements, Inc. Management, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of shares of Common Stock that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of Common Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for _______ shares of Common Stock of Doyen Elements, Inc., with $.001 par value per share, at a purchase price of $7.00 (SEVEN DOLLARS and ZERO CENTS) per share (aggregate purchase price: $______________________)

Made this _____ day of _______________, 2017, by and between Doyen Elements, Inc., a Nevada Stock Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

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W I T N E S E T H:

WHEREAS, the Company is offering for sale up to SEVEN MILLION shares of Common Stock (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

1.	Purchase and Sale. Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2.	Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at Doyen Elements, Inc.; 20511 Abbey Drive, Frankfort, Illinois 60423, along with a check payable to the order of Prime Trust, LLC /f/b/o Doyen Elements, Inc, in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”). The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

3.	Subscription and Purchase. The Offering will begin within 2 days after the qualification date the Offering Circular and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier. If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased. Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

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Subscription Agreement ● Regulation A ● Doyen Elements, Inc.

4.	Representations, Warranties and Covenants of the Purchaser. The Purchaser represents, warrants and agrees as follows:

a)	Prior to making the decision to enter into this Agreement, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed

b)	The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

c)	The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

d)	The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

e)	With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

f)	The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

g)	The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

h)	The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

5.	Notices. All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)	If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)	If to the Company, addressed to the Doyen Elements, Inc.; 20511 Abbey Drive, Frankfort, Illinois 60423 or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

6.	Severability. If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law. Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

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Subscription Agreement • Regulation A • Doyen Elements, Inc.

7.	Parties in Interest. This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.	Choice of Law. This Agreement is made under the laws of the State of Nevada, and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

9.	Headings. Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.	Execution in Counterparts. This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.	Survival of Representations and Warranties. The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12.	Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Nevada for agreements made in and to be performed in the state of Nevada. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures. Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof. No party to any such controversy will be entitled to any punitive damages. Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent. The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE: By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial. By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement. If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law. Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

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Subscription Agreement ● Regulation A ● Doyen Elements, Inc.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.	THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.	In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

15.	In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

Doyen Elements, Inc.

By: ___________________________________________________________________________

Name: _________________________________________ Title: ___________________________

PURCHASER:

_______________________________________

Signature of Purchaser

_________________________________________

Name of Purchaser

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Subscription Agreement ● Regulation A ● Doyen Elements, Inc.

INVESTOR CONTACT INFORMATION:

Name: _______________________________________________________________

Spouse Name (if applicable):_______________________________________________

Address: _____________________________________________________________

Address Line 2 (if applicable): _____________________________________________

City: _________________________________________________________________

State or Province: :______________________________________________________

Postal Code / Zip Code: __________________________________________________

Country: _____________________________________________________________

Best Phone Number: :_____________________________________________________

Alternate Phone Number (not required): _______________________________________

Email Address: __________________________________________________________

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Subscription Agreement ● Regulation A ● Doyen Elements, Inc.

PART TWO: INVESTOR QUALIFICATION

(  ) I made $200,000 or more in the last two years and expect to make at least $200,000 this year.

(  ) My household income was $300,000 or more in the last two years and it is expected to be at least $300,000 this year.

(  ) I have a net worth either on my own or jointly with my spouse of $1,000,000 or more excluding my home.

(  ) None of the above.

Investor Suitability Questionnaire: Choose One Answer for each of the next FIFTEEN Questions:

1.	Income Tax Bracket:

( ) 15% or less

( ) 15-27%

( ) 28% or more

2.	When do you expect to need the funds from your Investments:

(  ) Less than one year

(  ) 1-3 years

(  ) 3-5 years

(  ) 6-10 years

(  ) 11+ years

3.	Net Worth (excluding your home):

(  ) $1 to $5,000

(  ) $5,001 to $10,000

(  ) $10,001 to $50,000

(  ) $50,000 to $100,000

( ) $100,001 to $500,000

(  ) $500,001 to $999,999

(  ) $1,000,000 to $5,000,000

(  ) Greater than $5M

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Subscription Agreement ● Regulation A ● Doyen Elements, Inc.

4.	Annual Income:

(  ) Less than $15,000

(  ) $15,001 to $25,000

(  ) $25,001 to $50,000

(  ) $50,001 to $100,000

(  ) $100,001 to $150,000

(  ) $150,000 to $199,000

(  ) $200,000 to $300,000

(  ) More than $300,000

5.	Household Income:

(  ) Less than $15K

(  ) $15,001 to $25,000

(  ) $25,001 to $50,000

(  ) $50,001 to $100,000

(  ) $100,001 to $150,000

(  ) $150,001 to $199,999

(  ) $200,000 to $300,000

(  ) More than $300,000

6.	Past Private Equity or Private Debt Investments:

(  ) None

(  ) One Investment

(  ) 2-5 Investments

(  ) Six or Move Investments

7.	Employment Status:

(  ) Student

(  ) Self-Employed

(  ) Employed in Same Field Less than Five Years

(  ) Employed in Same Field Five Years or More

(  ) Retired

(  ) Unemployed

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Subscription Agreement ● Regulation A ● Doyen Elements, Inc.

8.	Education:

(  ) None

(  ) GED

(  ) High School

(  ) College 2 Year

(  ) College 4 Year

(  ) Masters/PHD

9.	Annual Expenses:

(  ) $50,000 or Less

(  ) $50,001 to $100,000

(  ) $100,001 to $250,000

( ) $250,001 to $500,000

(  ) Over $500,000

10.	Liquid Net Worth:

(  ) $1 to $5,000

(  ) $5,001 to $10,000

(  ) $10,001 to $50,000

(  ) $50,001 to $100,000

(  ) $100,001 to $500,000

(  ) $500,001 to $999,999

(  ) $1,000,000 to $5,000,000

(  ) Greater than $5,000,000

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Subscription Agreement ● Regulation A ● Doyen Elements, Inc.

11.	Marital Status:

(  ) Single

(  ) Married

(  ) Domestic Partner

(  ) Divorced

(  ) Widowed

12.	Number of Dependents:

(  ) One

(  ) Two to Three

(  ) Four to Five

(  ) Greater than Five

13.	Are you or any of your immediate family employed by or associated with the Securities Industry?

(  ) YES

(  ) NO

14.	Are you an officer, director or 10% (or more) shareholder in a publicly-owned company?

(  ) YES

(  ) NO

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